Exhibit 10.17.21

SECOND AMENDMENT
TO
SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”), is made and entered into on the 20th day of October, 2016, to be effective immediately, by and between OLD DOMINION FREIGHT LINE, INC. (the “Company”), a corporation organized and existing under the laws of the Commonwealth of Virginia and having its principal office at Thomasville, North Carolina, and Earl E. Congdon (the “Executive”), an individual residing at Fort Lauderdale, Florida.

RECITALS:

The Company and the Executive previously entered into the Second Amended and Restated Employment Agreement, effective as of November 1, 2012, as amended by that certain First Amendment to Second Amended and Restated Employment Agreement, effective as of November 1, 2015 (the “Amended and Restated Employment Agreement”). The parties now desire to further amend certain provisions of the Amended and Restated Employment Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained in the Amended and Restated Employment Agreement and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive agree as follows:

1.        Section 2.15(c) of the Amended and Restated Employment Agreement is hereby replaced with the following:

“(c)        a material reduction by the Company in the Executive’s base salary as provided in Section 6.1 or incentive bonus opportunities as provided in Section 6.3, each as in effect as of the date of this Agreement or as the same shall be increased from time to time;”

2.    Section 10.1 of the Amended and Restated Employment Agreement is hereby replaced with the following:

“10.1.    Amount. If the Executive’s employment is terminated by the Company by exercise of the Notice Exception; by the Executive for Good Reason; or as a result of the expiration of the fixed Term as provided in Section 5.1(i), and such termination occurs within twelve (12) months following a Change of Control (or, in the case of a termination for Good Reason due to a Fundamental Disagreement, within three years after the Change of Control), then the Executive shall be entitled to receive in a lump sum (i) any compensation due but not yet paid through the Termination Date, plus (ii) an amount equal to three (3) times the sum of his Base Salary and the annual bonus paid to him for the preceding calendar year under the Company’s executive profit-sharing bonus program described in Section 6.3, subject to the provisions of Section 10.2. If the Executive’s employment is terminated by the Company or the Executive by exercise of the Notice Exception, by the Executive for Good Reason, or as a result of the expiration of the fixed Term as provided in Section 5.1(i), and such termination does not occur within twelve (12) months following a Change of Control (or, in the case of a termination for Good Reason due to a Fundamental Disagreement, within three years after the Change of Control), or the Executive’s employment is terminated at any time due to the Executive’s death or Total Disability or by the Company For Cause, the Executive shall only be entitled to receive in a lump sum any compensation due but not yet paid through the Termination Date. Any amounts payable to the Executive pursuant to this ARTICLE 10 shall be paid on the first day of the seventh (7th) calendar month following the calendar month in which the Termination Date occurs. In the event the Executive dies prior to receiving any or all of the amounts to which he is due pursuant to this ARTICLE 10, then such amounts shall be payable to his surviving spouse within thirty (30) days of the date of the Executive’s death. If the Executive dies without a surviving spouse, no additional amounts shall be payable pursuant to this ARTICLE 10 following his death.”

3.    Section 11.2 of the Amended and Restated Employment Agreement is hereby replaced with the following:

“11.2.    Confidential Information. The Executive acknowledges that all Confidential Information has a commercial value in the Company’s Business and is the sole property of the Company. The Executive agrees that he shall not disclose or reveal, directly or indirectly, to any unauthorized person any Confidential Information, and the Executive confirms that such information constitutes the exclusive property of the Company; provided, however, that nothing contained in this Agreement shall prohibit the Executive from: (i) disclosing such information to third parties in furtherance of the interests of the Company; (ii) disclosing such information to governmental agencies as may be required by law, without notice to the Company; or (iii) filing a charge or complaint with, or communicating with any governmental agency or otherwise participating in any investigation or proceeding that may be conducted by a governmental agency. This Agreement does not limit the Executive’s right to receive an award for providing information to any governmental agency.”

4.    Section 11.6 is added to the Amended and Restated Employment Agreement as follows:

“11.6. Defend Trade Secrets Act. Executive acknowledges and agrees that the Company will prosecute any non-confidential disclosure or misappropriation of the Company’s trade secrets to the full extent allowed by Federal, State, and common law.  Executive further acknowledges and agrees that Executive has received and understands the following notice concerning immunity from liability for confidential disclosure of a trade secret to the government or in a court filing:  Pursuant to the Defend Trade Secrets Act, 18 U.S.C. § 1833, an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (A)(1) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (2) solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.”

5.    Exhibit A to the Amended and Restated Employment Agreement is hereby replaced with Exhibit A to this Amendment.

6.    This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.    Except as otherwise provided in this Amendment, the terms and provisions of the Amended and Restated Employment Agreement shall continue in effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

[signature page follows]

EXECUTIVE

/s/ Earl E. Congdon
Earl E. Congdon

OLD DOMINION FREIGHT LINE, INC.

By:        /s/ Greg C. Gantt
Name:      Greg C. Gantt
Title:        President and Chief Operating Officer

Attest:

/s/ Ross H. Parr
Name:     Ross H. Parr
Title:    Secretary

EXHIBIT A

OLD DOMINION FREIGHT LINE, INC.
EMPLOYMENT AGREEMENT

GENERAL RELEASE AND WAIVER OF CLAIMS

In consideration of the payment by Old Dominion Freight Line, Inc. (the “Company”) of the termination compensation (the “Termination Compensation”) and other benefits payable to me pursuant to that certain Second Amended and Restated Employment Agreement effective as of November 1, 2012, as amended, to which this Exhibit A is attached (the “Agreement”), I, ____________ agree to and do finally and completely release and forever discharge the Company and its present and former parents, subsidiaries and affiliates, and any one or more of their present and former employees, shareholders, officers, directors or agents (the “Releasees”) from any and all liabilities claims, obligations, demands and causes of action of any and every kind or nature whatsoever, in law, equity or otherwise, known or unknown, suspected or unsuspected, disclosed and undisclosed, which I now have, own or hold, or claim to have, own or hold, or which I may have, own or hold, or claim to have, own or hold, against each or any of the Releasees arising from or relating to my employment with the Company and termination of that employment.

This General Release and Waiver of Claims (this “Release”) includes, without limiting the generality of the foregoing, claims arising under any provision of federal, state federal or local law, any federal, state or local anti-discrimination statute, ordinance or regulation, the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Americans with Disabilities Act, the Family and Medical Leave Act, Title VII of the Civil Rights Act of 1964 and the Civil Rights Act 1991, or the Employee Retirement Income Security Act of 1974, all as amended, or any similar federal, state or local statutes, ordinances or regulations, or claims in the nature of a breach of contract, claims for wrongful discharge, emotional distress, defamation, fraud or breach of the covenant of good faith and fair dealing, tort and wage or benefit claims (other than the Termination Compensation and other benefits to which I am or become entitled under the Agreement); provided, however, that this Release does not include a waiver of the right to receive an award pursuant to Section 21F of the Securities Exchange Act of 1934, as amended, or actions brought by me (or my personal representative) to enforce the terms of this Release, including my right to the Termination Compensation and other benefits to which I am or become entitled under the Agreement, or to secure benefits under any other employee benefit plan or program of the Company of which I am a participant, or to seek indemnification under the Company’s bylaws or other corporate governance documents, or to seek worker’s compensation or unemployment compensation benefits, and this Release does not apply to any rights or claims that I might have which arise as a result of any conduct that occurs after the date this Release is signed by me. If I violate the terms of this Release, I agree to pay the Releasees’ costs and reasonable attorneys’ fees.

I acknowledge that, among other rights subject to this Release, I am hereby waiving and releasing any rights I may have under the ADEA, that this Release is knowing and voluntary, and that the consideration given for this Release is in addition to anything of value to which I was already entitled as an employee of the Company.

As provided by law, I have been advised by the Company to carefully consider the matters outlined in this Release and to consult with such professional advisors as I deem appropriate, including a lawyer of my own choice. I acknowledge I have had at least twenty-one (21) days from my receipt of this Release to consider the terms and conditions set forth herein, and I understand that I have seven (7) days following my execution of this Release to revoke my signature, in which event this Release shall not be effective or binding on the parties, and I will not receive the Termination Compensation described in the Agreement. I further understand fully and acknowledge the terms and consequences of this Release, and I voluntarily accept them.

ACKNOWLEDGED AND AGREED TO,
INTENDING TO BE LEGALLY BOUND HEREBY:

____________________________________________

Name of Executive:____________________________

Date: _______________________________________